Exhibit 99.3

FRIEDMAN INDUSTRIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the consolidated historical financial statements of Friedman Industries, Incorporated (“Friedman”) and the consolidated historical financial statements of Century Metals & Supplies, Inc. (“Century”), adjusted to present the assets acquired and liabilities assumed of Century, after giving effect to the consummation of the Century Acquisition and the related completion of the August 2025 Refinancing (each as defined and described below).

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Century Acquisition have been prepared in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805") and reflect the preliminary allocation of the estimated consideration to the acquired assets and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is derived from (i) Friedman’s (a) historical audited consolidated financial statements as included in its Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on June 12, 2025, and (b) historical unaudited condensed consolidated financial statements as included in its Quarterly Report on Form 10-Q for the three months ended June 30, 2025, filed with the SEC on August 7, 2025 and (ii) Century’s (c) historical audited consolidated financial statements for the year ended December 31, 2024 and (d) historical unaudited condensed consolidated financial statements for the three months ended June 30, 2025 (which have been adjusted to reflect only the assets acquired and liabilities assumed by Friedman), which are included within Exhibits 99.1 and 99.2 of this Form 8-K, and has been prepared in accordance with Article 8 and Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information includes assumptions which are preliminary and may be revised, such as the valuation of certain assets as a result of the application of acquisition accounting in connection with the Century Acquisition. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results or financial position that actually would have occurred or that may occur in the future had the Century Acquisition and August 2025 Refinancing been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of Friedman after the Century Acquisition and August 2025 Refinancing. Future results may vary significantly from the results reflected because of various factors, including those discussed in previous filings made by Friedman with the Securities and Exchange Commission. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Century Acquisition or any integration costs.

Century Acquisition

On August 29, 2025, Friedman entered into a definitive agreement with Century, CEME Holdings LLC (“CEME”), Palm Lakes Investment LLC (“PLI”), Jemi Investments, LLC (“JEMI”, together with Century, CEME and PLI as “Sellers”), the equityholders of the Sellers and Misael Rosario, as Seller Representative, pursuant to which Friedman acquired the real estate, operations, equipment, inventory and certain other assets of the Sellers of Century’s Miami, FL facilities and certain inventory and other assets at Century’s Tampa, FL and Orlando, FL (the “Century Acquisition”). Under the terms of the agreement, Friedman acquired the assets for approximately $45.6 million in cash at closing, along with a note issued by Friedman with a principal amount of $3.5 million with a five-year maturity date. The final purchase price is subject to adjustment based on final net working capital levels and an earn-out that allows the Sellers to receive up to $10 million in additional consideration over a four-year period based on certain performance metrics of the acquired business.

The Century Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with Friedman representing the accounting acquirer under this guidance. The pro forma adjustments related to the Century Acquisition are reflected as "Transaction Accounting Adjustments" herein.

August 2025 Financing

On August 29, 2025, Friedman also entered into a Fifth Amendment (the “Fifth Amendment”) to that certain Amended and Restated Credit Agreement and Second Amendment to Security Agreement by and among Friedman, as a borrower, Century Metals & Supplies, LLC, a Texas limited liability company, as a borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment amends that certain Amended and Restated Credit Agreement dated as of May 19, 2021 (as amended to date, “A&R Credit Agreement”) to, among other things, (i) permit the Acquisition, (ii) provide that BMO Harris Bank N.A. is replaced as a lender under the A&R Credit Agreement with Wells Fargo Bank, N.A., (iii) reduce the aggregate commitments under the A&R Credit Agreement from $150 million to $125 million, (iv) provide for revolving borrowings either at prime rate plus a margin of 1.45% or adjusted Term SOFR plus a margin of 1.55%, (v) extend the maturity date to August 29, 2030, and (vi) make certain borrowing base adjustments in contemplation of the Acquisition.

The pro forma adjustments related to the August 2025 Refinancing are reflected as "Refinancing Transaction Accounting Adjustments" herein.

FRIEDMAN INDUSTRIES, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2025

The unaudited pro forma condensed consolidated balance sheet combines (i) the historical consolidated balance sheet of Friedman and (ii) the historical consolidated balance sheet of Century, has been prepared assuming the Century Acquisition and related August 2025 Refinancing occurred on June 30, 2025, and includes preliminary adjustments to reflect the events that are directly attributable to the Century Acquisition and related August 2025 Refinancing and are factually supportable.

	June 30, 2025
	Historical Friedman	Historical Century (1)	Transaction Accounting Adjustments		Refinancing Transaction Accounting Adjustments		Total Pro Forma
	(amounts in thousands)
CURRENT ASSETS:
Cash	$2,099	$-	$(45,598	) 3	$45,677	4	$2,178
Accounts receivable, net of allowances	50,717	10,457					61,174
Inventories	103,458	36,293	165	3c			139,916
Current portion of derivative assets	328	-					328
Other current assets	1,327	864					2,191
TOTAL CURRENT ASSETS	157,929	47,614	(45,433)		45,677		205,787
PROPERTY, PLANT AND EQUIPMENT:
Land	1,572	-	10,070	3e			11,642
Buildings and yard improvements	30,393	929	2,902	3e			33,295
			(929	) 3d
Machinery and equipment	59,197	3,337	(1,833	) 3d			60,701
Construction in process	689	-					689
Less accumulated depreciation	(34,641)	(2,630)	2,630	3d			(34,641)
	57,210	1,636	12,840		-		71,686
OTHER ASSETS:
Operating lease right-of-use asset	2,788	7,238	(4,601	) 3f			5,425
Goodwill	-	-	2,143	3			2,143
Other assets	1,151	37			395	2	1,583
TOTAL ASSETS	$219,078	$56,525	$(35,051)		$46,072		$286,624

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$35,289	$11,767	$937	1			$47,993
Income taxes payable	2,272	-					2,272
Lease liability - current	-	1,308	(737	) 3f			571
Short-term bank borrowings	-	15,437	(15,437	) 3g			-
Dividends payable	282	-					282
Employee compensation and related expenses	2,551	-					2,551
Current portion of derivative liability	82	-					82
TOTAL CURRENT LIABILITIES	40,476	28,512	(15,237)		-		53,751

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS	118	-					118
DEFERRED INCOME TAX LIABILITY	5,452	-					5,452
NON-CURRENT LEASE LIABILITIES	2,713	5,992	(3,925	) 3f			4,780
SELLER NOTE PAYABLE, NET	-	-	3,489	3b			3,489
CONTINGENT CONSIDERATION LIABILITY	-	-	3,580	3a			3,580
ASSET BASED LENDING FACILITY	33,039	-	-		46,072		79,111
TOTAL LIABILITIES	81,798	34,504	(12,093)		46,072		150,281
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	8,967	-	-	3			8,967
Additional paid-in capital	35,427	(949)	949	3			35,427
Treasury stock at cost	(13,110)	-					(13,110)
Retained earnings	105,996	22,970	(22,970	) 3			105,059
			(937	) 1
TOTAL STOCKHOLDERS’ EQUITY	137,280	22,021	(22,958)		-		136,343
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$219,078	$56,525	$(35,051)		$46,072		$286,624

(1) Excludes certain assets and liabilities not purchased by Friedman, as specified in the definitive agreement, which primarily relate to certain cash, restricted cash, certain receivables, liabilities associated with the excluded assets, and certain debt not settled in connection with the Century Acquisition.

FRIEDMAN INDUSTRIES, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For Friedman’s Year Ended March 31, 2025 and Century’s Year Ended December 31, 2024

The unaudited pro forma condensed consolidated statement of operations combines (i) the historical consolidated statement of operations of Friedman and (ii) the historical consolidated statement of operations of Century and has also been adjusted to give effect to pro forma events that are directly attributable to the Century Acquisition and related August 2025 Refinancing, factually supportable and expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed consolidated statement of operations has been prepared assuming the Century Acquisition and related August 2025 Refinancing closed on April 1, 2024.

	Friedman's Year Ended March 31, 2025 and Century's Year Ended December 31, 2024
	Historical Friedman	Historical Century (1)	Transaction Accounting Adjustments		Refinancing Transaction Accounting Adjustments	Total Pro Forma
	(amounts in thousands, except per share data)
Net sales	$444,600	$99,131				$543,731
Costs and expenses:
Cost of products sold	365,648	81,071	165	3c		446,884
Processing and warehousing expense	33,477	6,975	(766	) 3f		39,686
Delivery expense	23,228	155				23,383
Selling, general and administrative	16,171	5,478	1,070	1		22,719
Depreciation and amortization	3,291	292	161	3d		3,955
			211	3e
	441,815	93,971	841		—	536,627
Gain on disposal of property, plant, and equipment	258	9				267
EARNINGS (LOSS) FROM OPERATIONS	3,043	5,169	(841)		—	7,371
Gain on economic hedges of risk	7,598	—				7,598
Interest expense	(2,953)	(1,200)	(230	) 3b	(2,751)	(6,057)
			1,077	3g
Interest income	—	31				31
Other income (loss)	5	—				5
EARNINGS (LOSS) BEFORE INCOME TAXES	7,693	4,000	6		(2,751)	8,948
Provision for (benefit from) income taxes:
Current	1,387	—	(34	) 6	(252)	2,208
			1,107	7
Deferred	221	—	36	6	(429)	(346)
			(174	) 7
	1,608	—	935		(681)	1,862
NET EARNINGS (LOSS)	$6,085	$4,000	$(929)		$(2,070)	$7,086
Weighted average number of common shares outstanding:
Basic and diluted	6,944,602	-	-		-	6,944,602
Net earnings (loss) per share:
Basic and diluted	$0.87	-	-		-	$1.02

(1) Excludes certain revenue and expenses related to the assets and liabilities not purchased by Friedman, as specified in the definitive agreement.

FRIEDMAN INDUSTRIES, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended June 30, 2025

	Friedman and Century's Three Months Ended June 30, 2025
	Historical Friedman	Historical Century (1)	Transaction Accounting Adjustments		Refinancing Transaction Accounting Adjustments		Total Pro Forma
	(amounts in thousands, except per share data)
Net sales	$134,777	$24,992					$159,769
Costs and expenses:
Cost of products sold	105,704	20,142					125,846
Processing and warehousing expense	9,328	1,791	(192	) 3f			10,927
Delivery expense	6,400	61					6,461
Selling, general and administrative	5,455	2,060					7,515
Depreciation and amortization	847	74	40	3d	—		1,031
			70	3e
	127,734	24,128	(82)		—		151,780
Gain on disposal of property, plant, and equipment	—	—	—		—		—
EARNINGS (LOSS) FROM OPERATIONS	7,043	864	82		—		7,989
Gain on economic hedges of risk	276	—					276
Interest expense	(678)	(307)	(57	) 3b	(688	) 5	(1,451)
			279	3g
Interest income		242					242
Other income (loss)	4	537	—		—		541
EARNINGS (LOSS) BEFORE INCOME TAXES	6,645	1,336	304		(688)		7,597
Provision for (benefit from) income taxes:
Current	1,643	—	75		(170	) 6	1,876
			328
Deferred	(26)	—					(26)
	1,617	—	403		(170)		1,850
NET EARNINGS (LOSS)	$5,028	$1,336	$(99)		$(518)		$5,747
Weighted average number of common shares outstanding:
Basic and diluted	6,965,880	-	-		-		6,965,880
Net earnings (loss) per share:
Basic and diluted	$0.71	-	-		-		$0.83

(1) Excludes certain revenue and expenses related to the assets and liabilities not purchased by Friedman, as specified in the definitive agreement.

FRIEDMAN INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Pro Forma Adjustments

1)

Represents the accrual of non-recurring transaction costs incurred by Friedman that were not reflected in the historical financial statements (i) as of June 30, 2025 and (ii) for the year ended March 31, 2025. Such costs are not expected to impact Friedman's income statement beyond 12-months after the acquisition date. The remaining transaction costs incurred by Friedman of $0.1 million are included in Friedman's historical income statement for the year ended March 31, 2025.

2)

Represents the capitalization of deferred financing costs incurred in connection with the Fifth Amendment to the ABL Facility. The deferred financing costs will be amortized over the remaining term of the ABL Facility on a straight-line basis.

3)

Represents the application of acquisition accounting in connection with the Century Acquisition. For purposes of these unaudited proforma combined financial statements, it has been assumed that, with the exception of the preliminary fair value adjustments reflected in the table below, the historical cost bases of Century’s existing assets and liabilities approximate their fair value. The details of the preliminary acquisition accounting as of the transaction closing date are set forth below:

Initial cash consideration	$45,598
Fair value of contingent consideration (a)	3,580
Sellers note (b)	3,489
Total purchase price	$52,667
Net book value of net assets acquired (historical implied equity of Century)	22,021
Preliminary fair value adjustments to existing Century carrying values:
Inventory (c)	$165
Personal property (d)	429
Real property (e)	12,411
Operating lease right-of-use assets (f)	(4,601)
Operating lease liabilities (f)	4,662
Short-term bank borrowings (g)	15,437
Total fair value adjustments	28,503
Estimated incremental increase to goodwill	$2,143

a)

Represents the fair value of contingent consideration payable to the sellers of Century over a four-year period for the achievement of an annual EBITDA target ranging from $2.5 million to $10.0 million, not to exceed a total aggregate payout of $10.0 million.

b)

Represents the promissory note payable issued by Friedman in connection with the Century Acquisition. The promissory note has a maturity date of August 29, 2030 and accrues interest at a rate of 5.8% per annum, payable quarterly in arrears on the last date of each quarter, commencing September 30, 2025. In the event of a default by Friedman, the note would accrue an additional 2.0% of interest per annum. The pro forma combined statements of operations are also adjusted to reflect the increase in interest expense associated with the promissory note payable, which is included in interest expense within the pro forma combined statement of operations for the periods presented.

c)

Represents the preliminary estimate of the fair value adjustment to Century's finished goods, work-in-process, and raw material inventory. The fair value of the raw materials was determined based on the replacement value of the Company's raw materials inventory. The fair value of the work-in-process and finished goods inventory was based on the comparative sales method, which utilizes the expected selling price of the inventory, adjusted for remaining manufacturing and selling costs, factoring in any potential obsolescence, and a normal profit margin on those manufacturing and selling efforts. The pro forma combined statements of operations are also adjusted to increase cost of products sold by the value of inventory that is expected to be sold within one year for the year ended March 31, 2025.

d)

Represents the preliminary estimate of the fair value adjustment to Century's personal property, which is primarily comprised of steel processing equipment, warehouse equipment, transportation equipment, furniture & equipment, and computer software. The personal property was valued using primarily the market approach in connection with the cost approach. The pro forma consolidated statements of operations are also adjusted to increase depreciation expense in accordance with the step up in basis of the assets, which is included in depreciation and amortization within the pro forma combined statement of operations for the periods presented.

e)

Represents the preliminary estimate of the fair value adjustment to Century's real property, which is primarily comprised of two properties (comprised of land, buildings, and site improvements) which were historically leased by Century and acquired as part of the Century Acquisition. The real property was valued using primarily using the cost approach in connection with the market approach . The pro forma consolidated statements of operations are also adjusted to increase depreciation expense in accordance with the acquisition of these assets, which is included in depreciation and amortization within the pro forma combined statement of operations for the periods presented.

f)

Represents the preliminary estimate of the fair value adjustment to Century's operating right-of-use asset and lease liabilities, which is comprised of: (i) remeasurement using Friedman's incremental borrowing rate of 5.8%, (ii) the exclusion of the operating right-of-use asset and lease liabilities associated with certain properties that were previously leased by Century and were acquired as part of the Century Acquisition, and (iii) the exclusion of certain leases which were short-term as of the Century Acquisition and as such, were not capitalized. The fair value of the newly acquired properties is included in the fair value adjustment to real property on the condensed combined balance sheet as of June 30, 2025.

The pro forma consolidated statements of operations are also adjusted to reflect the removal of the amortization of the ROU asset resulting from the properties that were acquired. This adjustment is included in processing and warehousing expense within the unaudited pro forma combined statements of operations for the periods presented. The impact to the unaudited pro forma consolidated statements of operations related to the remeasurement of the acquired leases at Friedman's incremental borrowing rate, as well as the leases that were not capitalized was immaterial.

g)

Represents the extinguishment of Century's existing debt, which was settled at the date of the Century Acquisition. The pro forma combined statements of operations are also adjusted to remove the related interest expense associated with such debt during the periods presented.

The final allocation of the purchase price will be based upon appraisals and may differ from the preliminary allocation reflected herein. Finalization of the valuation process may lead to changes in property, plant and equipment, inventories, goodwill, incomes taxes and other valuation-related items such as out-of-market contracts, including contracts that impact Century's operating expenses. To the extent that additional consideration is allocated to assets with finite lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in lower earnings from operations.

In addition to the foregoing, as a result of the application of acquisition accounting, Century's historical equity was eliminated.

4)	Represents proceeds from the borrowing made under the Company's ABL Facility of $46.1 million (and related deferred financing costs of $0.4 million), which were used to effect the Century Acquisition.

5)	Represents the assumed net increase in interest expense resulting from borrowing made under the ABL Facility in connection with the Century Acquisition:

	Three Months Ended June 30, 2025	Year Ended March 31, 2025
Increase in interest expense (1)	$668	$2,672
Increase associated with amortization of deferred financing costs incurred (2)	20	79
Total adjustment	$688	$2,751

(1)

Interest expense on the borrowing made under the ABL Facility accrues at the greater of the Prime Rate (as defined in the agreement) or 2.50% plus or minus an applicable margin. The pro forma adjustment to reflect interest expense on the additional borrowing made under the ABL Facility in connection with the Century Acquisition is based on an interest rate of 5.8% at the Acquisition Date and assumes there are no changes in interest rate or additional amounts drawn. A 0.125% change to the annual interest rate would change interest expense by approximately $0.1 million for the year ended March 31, 2025 and an immaterial amount for the three months ended June 30, 2025.

(2)	Deferred financing costs are amortized over the term of the related ABL Facility on a straight-line basis, which approximates the effective interest method.

6)	Represents the income tax impacts of pro forma adjustments using the estimated deferred tax rate of the combined entity of 24.8%.

7)	Represents the income tax impacts of the combined profits and losses of Friedman and Century.